                                                                   EXHIBIT 10.32


                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement"), including the attached Exhibit "A", is entered into between EOTT ENERGY CORP., a Delaware corporation and subsidiary of Enron Corp. ("Enron"), having offices at 1330 Post Oak Blvd., Suite 2700, Houston, Texas 77056 ("Employer" and "Company"), and DANA R. GIBBS, an individual currently residing at 23702 Powder Mill Drive, Tomball, Texas 77375 ("Employee"), to be effective as of July 1, 2000 (the "Effective Date").

                                   WITNESSETH:

         WHEREAS, Employee is currently employed under that certain Executive Employment Agreement between EOTT Energy Corp. and Dana R. Gibbs, effective April 1, 1999, and Employee is willing to continue his employment with EOTT Energy Corp. under the terms and provisions set forth in this Agreement and this Agreement shall supersede all previous agreements; and

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, Employer and Employee agree as follows:

ARTICLE 1:  EMPLOYMENT AND DUTIES:

         1.1. Employer agrees to employ Employee, and Employee agrees to be employed by Employer, beginning as of the Effective Date of this Agreement and continuing until the date set forth on Exhibit "A" (the "Term"), subject to the terms and conditions of this Agreement.

         1.2. Employee initially shall be employed in the position set forth on Exhibit "A". Employee agrees to serve in the assigned position and to perform diligently and to the best of Employee's abilities the duties and services appertaining to such position as determined by Employer, as well as such additional or different duties and services appropriate to such position which Employee from time to time may be reasonably directed to perform by Employer. Employee shall at all times comply with and be subject to such policies and procedures as Employer may establish from time to time.

         1.3. Employee shall, during the period of Employee's employment by Employer, devote Employee's full business time, energy, and best efforts to the business and affairs of Employer. Employee may not engage, directly or indirectly, in any other business, investment, or activity that interferes with Employee's performance of Employee's duties hereunder, is contrary to the interests of Employer, or requires any significant portion of Employee's business time.

         1.4. Employee acknowledges and agrees that Employee owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Employer and to do no act which would injure Employer's business, its interests, or its reputation. Employee agrees to be in compliance with the policies and procedures as described and contained in the EOTT Energy Corp. and Enron Corp. Code of Ethics booklets.


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ARTICLE 2:  COMPENSATION AND BENEFITS:

         2.1. Employee shall be paid as set forth on Exhibit "A." Employee's monthly base salary shall be paid in semimonthly installments in accordance with Employer's standard payroll practice, and (as with all other payments made to Employee by Employer) is subject to withholding of all federal, state, city, or other taxes as may be required by law. Employee's annual salary shall be eligible for an annual review, subject to the recommendation of the Office of the Chairman and approval by the Employer's Board of Directors.

         2.2. While employed by Employer (both during the Term and thereafter), Employee shall be allowed to participate, on the same basis generally as other employees of Employer, in all general employee benefit plans and programs, including improvements or modifications of the same, which on the effective date or thereafter are made available by Employer to all or substantially all of Employer's employees. Such benefits, plans, and programs may include, without limitation, medical, health, and dental care, life insurance, disability protection, and qualified plans. Nothing in this Agreement is to be construed or interpreted to provide greater rights, participation, coverage, or benefits under such benefit plans or programs than provided to similarly situated employees pursuant to the terms and conditions of such benefit plans and programs.

         2.3. Employee shall be eligible to participate in the Employer's long-term incentive plans and Employer's annual incentive plan currently maintained or hereafter maintained by Employer for its officers as a group.

         2.4. Employer shall not by reason of this Article 2 be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such incentive compensation or employee benefit program or plan, so long as such actions are similarly applicable to covered employees generally. Moreover, unless specifically provided for in a written plan document adopted by the Board of Directors of Employer, none of the benefits or arrangements described in this
Article 2 shall be secured or funded in any way, and each shall instead constitute an unfunded and unsecured promise to pay money in the future exclusively from the general assets of Employer.

         2.5. Employer may withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

ARTICLE 3: TERMINATION PRIOR TO EXPIRATION OF TERM AND EFFECTS OF SUCH
           TERMINATION:

         3.1. Notwithstanding any other provisions of this Agreement, Employer shall have the right to terminate Employee's employment under this Agreement at any time prior to the expiration of the Term for any of the following reasons:

              (i) For "cause" upon the good faith determination by the Employer's Chairman of the Board and President that "cause" exists for the termination of the employment relationship. As used in this Section 3.1(i), the term "cause" shall mean


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
                     [a] Employee's gross negligence or willful misconduct in the performance of the duties and services required of Employee pursuant to this Agreement; or [b] Employee's final conviction of a felony or of a misdemeanor involving moral turpitude; [c] Employee's involvement in a conflict of interest as referenced in Section 1.4 for which Employer makes a determination to terminate the employment of Employee; or [d] Employee's material breach of any material provision of this Agreement which remains uncorrected for thirty (30) days following written notice to Employee by Employer of such breach. It is expressly acknowledged and agreed that the decision as to whether "cause" exists for termination of the employment relationship by Employer is delegated to the Chairman of the Board and President of Employer for determination. If Employee disagrees with the decision reached by the Chairman of the Board and President of Employer, the dispute will be limited to whether the Chairman of the Board and President of Employer reached their decision in good faith;

              (ii) for any other reason whatsoever, with or without cause, in the sole discretion of the Employer's Chairman of the Board and President;

              (iii)  upon Employee's death; or

              (iv) upon Employee's becoming incapacitated by accident, sickness, or other circumstance which renders him or her mentally or physically incapable of performing the duties and services required of Employee.

The termination of Employee's employment by Employer prior to the expiration of the Term shall constitute a "Termination for Cause" if made pursuant to Section 3.1(i); the effect of such termination is specified in Section 3.4. The termination of Employee's employment by Employer prior to the expiration of the Term shall constitute an "Involuntary Termination" if made pursuant to Section 3.1(ii); the effect of such termination is specified in Section 3.5. The effect of the employment relationship being terminated pursuant to Section 3.1(iii) as a result of Employee's death is specified in Section 3.6. The effect of the employment relationship being terminated pursuant to Section 3.1(iv) as a result of the Employee becoming incapacitated is specified in Section 3.7.

         3.2. Notwithstanding any other provisions of this Agreement except
Section 7.5, Employee shall have the right to terminate the employment relationship under this Agreement at any time prior to the expiration of the Term of employment for any of the following reasons:

              (i) a material breach by Employer of any material provision of this Agreement which remains uncorrected for 30 days following written notice of such breach by Employee to Employer; or


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
              (ii) for any other reason whatsoever, in the sole discretion of Employee.

The termination of Employee's employment by Employee prior to the expiration of the Term shall constitute an "Involuntary Termination" if made pursuant to
Section 3.2(i); the effect of such termination is specified in Section 3.5. The termination of Employee's employment by Employee prior to the expiration of the Term shall constitute a "Voluntary Termination" if made pursuant to Section 3.2(ii); the effect of such termination is specified in Section 3.3.

         3.3. Upon a "Voluntary Termination" of the employment relationship by Employee prior to expiration of the Term, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible shall cease and terminate as of the date of termination. Employee shall be entitled to pro rata salary through the date of such termination, but Employee shall not be entitled to any bonuses or incentive compensation not yet paid at the date of such termination.

         3.4. If Employee's employment hereunder shall be terminated by Employer for Cause prior to expiration of the Term, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible shall cease and terminate as of the date of termination. Employee shall be entitled to pro rata salary through the date of such termination, but Employee shall not be entitled to any bonuses or incentive compensation not yet paid at the date of such termination.

         3.5. Upon an Involuntary Termination of the employment relationship by either Employer or Employee prior to expiration of the Term, Employee shall be entitled, after execution of a Waiver and Release Agreement, in consideration of Employee's continuing obligations hereunder after such termination (including, without limitation, Employee's non-competition obligations), if Employee's employment ceases during the Term of this Agreement, upon the execution of a Waiver and Release Agreement, Employee shall receive two years base salary. Said amount shall be paid in two installments: (i) one (1) year's base salary within thirty (30) days of the Involuntary Termination Date; and (ii) the remaining sum of one year's base salary twelve (12) months later. As used in this Agreement, "Involuntary Termination" shall also mean termination of Employee's employment with Employer if such termination results from:

       (i) termination by Employee within 90 days of and in connection with or based upon any of the following:

              (a) a substantial and/or material reduction in the nature or scope of Employee's duties and/or responsibilities, which results in Employee not having an officer position and results in an overall material and substantial reduction from the duties and stature of the Officer Position as such duties are constituted as of the effective date of this Agreement or later agreed to by Employee and Employer, which reduction remains in place and uncorrected for thirty(30) days following written notice of such breach to Employer by Employee;

              (b) a reduction in Employee's base pay or an exclusion from a benefit plan or programs (except as part of a general cutback for all employees or officers);


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              (c)    a change in the location for the primary performance of
                     Employee's services under this Agreement from the city in which Employee was serving at the time of notification to a city which is more than 100 miles away from such location, which change is not approved by Employee;

Employee shall not be under any duty or obligation to seek or accept other employment following Involuntary Termination and the amounts due Employee hereunder shall not be reduced or suspended if Employee accepts subsequent employment. Employee's rights under this Section 3.5 are Employee's sole and exclusive rights against Employer, or its affiliates, and Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, for any Involuntary Termination of the employment relationship. Employee covenants not to sue or lodge any claim, demand or cause of action against Employer for any sums for Involuntary Termination other than those sums specified in this Section 3.5. If Employee breaches this covenant, Employer shall be entitled to recover from Employee all sums expended by Employer (including costs and attorneys fees) in connection with such suit, claim, demand or cause of action.

         3.6. Upon termination of the employment relationship as a result of Employee's death, Employee's heirs, administrators, or legatees shall be entitled to Employee's pro rata salary through the date of such termination, provided however, Employee's heirs, administrators, or legatees shall be entitled to any bonuses or incentive compensation earned and accrued but not yet paid to Employee at the date of such termination.

         3.7. Upon termination of the employment relationship as a result of Employee's incapacity, Employee shall be entitled to his or her pro rata salary through the date of such termination, provided however, Employee shall be entitled to any bonuses or incentive compensation earned and accrued but not yet paid to Employee at the date of such termination.

         3.8. In all cases, the payments payable to Employee under Section 3.5 of this Agreement upon termination of the employment relationship shall be offset against any amounts to which Employee may otherwise be entitled under any and all severance plans, and policies of Employer, or its affiliates.

         3.9. Termination of the employment relationship does not terminate those obligations imposed by this Agreement which are continuing obligations, including, without limitation, Employee's obligations under Articles 5 and 6.

         3.10 Upon termination of the employment relationship between Employee and Employer for any reason, Employee shall be entitled to receive compensation and benefits earned and accrued by Employee during his employment as are specifically provided in any applicable employee benefit and compensation plan documents or any grant or award agreements thereunder.

ARTICLE 4: CONTINUATION OF EMPLOYMENT BEYOND TERM; TERMINATION AND EFFECTS OF
           TERMINATION:

         4.1. Should Employee remain employed by Employer beyond the expiration of the Term specified on Exhibit "A," such employment shall convert to a month-to-month relationship terminable at any time by either Employer or Employee for any reason whatsoever, with or without cause. Upon such termination of the employment relationship by either Employer or


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Employee for any reason whatsoever, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible shall cease and terminate. Employee shall be entitled to pro rata salary through the date of such termination, but Employee shall not be entitled to any individual bonuses or individual incentive compensation not yet paid at the date of such termination. In the event of Involuntary Termination of Employee by Employer, Employer shall pay to Employee any unpaid Retention Payments as described on Exhibit "A".

ARTICLE 5:  OWNERSHIP AND PROTECTION OF INFORMATION; COPYRIGHTS:

         5.1. All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Employee, individually or in conjunction with others, during Employee's employment by Employer (whether during business hours or otherwise and whether on Employer's premises or otherwise) which relate to Employer's business, products or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, and marks) shall be disclosed to Employer and are and shall be the sole and exclusive property of Employer. Moreover, all drawings, memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries, and inventions are and shall be the sole and exclusive property of Employer.

         5.2. Employee acknowledges that the business of Employer, Enron Corp., and their affiliates is highly competitive and that their strategies, methods, books, records, and documents, their technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning their customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which Employer, Enron Corp., or their affiliates use in their business to obtain a competitive advantage over their competitors. Employee further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to Employer, Enron Corp., and their affiliates in maintaining their competitive position. Employee hereby agrees that Employee will not, at any time during or after his or her employment by Employer, make any unauthorized disclosure of any confidential business information or trade secrets of Employer, Enron Corp., or their affiliates, or make any use thereof, except in the carrying out of his or her employment responsibilities hereunder. Enron Corp. and its affiliates shall be third party beneficiaries of Employee's obligations under this Section. As a result of Employee's employment by Employer, Employee may also from time to time have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, suppliers, partners, joint venturers, and the like, of Employer, Enron Corp., and their affiliates. Employee also agrees to preserve and protect the confidentiality of such third party confidential information and trade secrets to the same extent, and on the same basis, as Employer's confidential business information and trade secrets. Employee acknowledges that money damages would not be sufficient remedy for any breach of this Article 5 by Employee, and Employer shall be entitled to enforce the provisions of this Article 5 by terminating any payments then owing to


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Employee under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 5, but shall be in addition to all remedies available at law or in equity to Employer, including the recovery of damages from Employee and his or her agents involved in such breach.

ARTICLE 6:  POST-EMPLOYMENT NON-COMPETITION OBLIGATIONS:

         6.1. As part of the consideration for the compensation and benefits to be paid to Employee hereunder, and as an additional incentive for Employer to enter into this Agreement, Employer and Employee agree to the non-competition provisions of this Article 6. Employee agrees that during the period of Employee's non-competition obligations hereunder, Employee will not, directly or indirectly for Employee or for others, in any geographic area or market where Employer or any of its affiliated companies are conducting any business as of the date of termination of the employment relationship or have during the previous twelve months conducted any business:

(i) engage in any business competitive with the business conducted by Employer;

(ii) render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business competitive with the business conducted by Employer; or

(iii) induce any employee of Employer or any of its affiliates to terminate his or her employment with Employer or its affiliates, or hire or assist in the hiring of any such employee by person, association, or entity not affiliated with Employer.

     These post employment non-competition obligations shall continue for the periods described on Exhibit "A".

         6.2. Employee understands that the foregoing restrictions may limit his or her ability to engage in certain businesses during the twelve (12) month period provided for above, but acknowledges that Employee will receive sufficiently high remuneration and other benefits (e.g., the right to receive compensation under Section 3.5 upon Involuntary Termination) under this Agreement to justify such restriction. Employee acknowledges that money damages would not be sufficient remedy for any breach of this Article 6 by Employee, and Employer shall be entitled to enforce the provisions of this Article 6 by terminating any payments then owing to Employee under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 6, but shall be in addition to all remedies available at law or in equity to Employer, including, without limitation, the recovery of damages from Employee and his or her agents involved in such breach.


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
         6.3. It is expressly understood and agreed that Employer and Employee consider the restrictions contained in this Article 6 to be reasonable and necessary to protect the proprietary information of Employer. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.


ARTICLE 7:  MISCELLANEOUS:

         7.1. For purposes of this Agreement the following terms shall have the meanings ascribed to them below:

(a) "Affiliates" or "Affiliated" means an entity who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Enron Corp. or Employer.

(b) "Involuntary Termination Date" shall mean Employee's last date of employment by reason of an Involuntary Termination.

         7.2. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Employer, to:

         EOTT Energy Corp.
         Post Office Box 4666
         Houston, Texas 77210
         Attention:  Vice President Human Resources

If to Employee, to the address shown on the first page hereof.

Either Employer or Employee may furnish a change of address to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         7.3. This Agreement shall be governed in all respects by the laws of the State of Texas, excluding any conflict-of-law rule or principle that might refer the construction of the Agreement to the laws of another State or country.

         7.4. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         7.5. If a dispute arises out of or related to this Agreement, other than a dispute regarding Employee's obligations under Sections 5.2, Article 5, or Section 6.1, and if the


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dispute cannot be settled through direct discussions, then Employer and Employee agree to first endeavor to settle the dispute in an amicable manner by mediation, before having recourse to any other proceeding or forum. Thereafter, if either party to this Agreement brings legal action to enforce the terms of this Agreement, the party who prevails in such legal action, whether plaintiff or defendant, in addition to the remedy or relief obtained in such legal action shall be entitled to recover its, his, or her expenses incurred in connection with such legal action, including, without limitation, costs of Court and attorneys fees.

         7.6. It is a desire and intent of the parties that the terms, provisions, covenants, and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant, or remedy of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

         7.7. This Agreement shall be binding upon and inure to the benefit of Employer and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of Employer by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Employer may assign this Agreement to any affiliate or any other entity of Enron Corp. Employee's rights and obligations under Agreement hereof are personal and such rights, benefits, and obligations of Employee shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of Employer.

         7.8. There exist other agreements between Employer and Employee relating to the employment relationship between them, e.g., the agreement with respect to company policies contained in Employer's Code of Ethics booklet and agreements with respect to benefit plans. This Agreement replaces and merges previous agreements and discussions pertaining to the following subject matters covered herein: the nature of Employee's employment relationship with Employer and the term and termination of such relationship. This Agreement constitutes the entire agreement of the parties with regard to such subject matters, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect such subject matters. Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party with respect to such subject matters, which is not embodied herein, and that no agreement, statement, or promise relating to the employment of Employee by Employer that is not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby, provided that any such modification must be authorized or approved by the Board of Directors of Employer.


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
IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement in multiple originals to be effective on the date first stated above.


                                        EOTT ENERGY CORP.

                                        By:  /s/  STANLEY C. HORTON
                                          ----------------------------------
                                        Chairman and Chief Executive Officer
                                        This 2nd day of October, 2000


                                        DANA R. GIBBS

                                        /s/   DANA R. GIBBS
                                        ------------------------------------
                                        Name: Dana R. Gibbs
                                             -------------------------------
                                        This _____ day of ____________, 2000



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
                                 EXHIBIT "A" TO
                         EXECUTIVE EMPLOYMENT AGREEMENT
                                     BETWEEN
                       EOTT ENERGY CORP. AND DANA R. GIBBS


Employee Name:             Dana R. Gibbs

Term:                      July 1, 2000 through June 30, 2003

Position:                  President and Chief Operating Officer

Reporting Relationship:    Reports to Stanley C. Horton, Chief Executive Officer

Location:                  Houston, Texas

Monthly Base Salary:       Employee's monthly base salary shall be Twenty
                           Thousand Eight Hundred Thirty Three Dollars and
                           Thirty Three Cents ($20,833.33).

Bonus: Employee may be eligible to participate in the EOTT Energy Corp. Annual Incentive Plan ("Plan") or any appropriate replacement bonus plan of Employer. All bonuses are discretionary and shall be paid in accordance with the terms and provisions of the Plan. Employee's annual bonus for calendar year 2000, payable in the first quarter of 2001, shall be 100% of Employee's annual base salary if during the four quarters of a calendar year, all distributions to common units are met without API support from Enron. Employee shall also have an additional bonus opportunity of 100% of Employee's annual base salary if during the calendar years under the Term of this Agreement conversion requirements under the Partnership Agreement are met to allow conversion of the subordinated units to common units.

Long Term Incentives:      As recommended and approved under any EOTT Energy
                           Long Term Incentive Plan(s) and the Enron Corp.
                           Long-Term Incentive Program.

Annual Vacation
Benefits:                  Employee shall receive four (4) weeks vacation per
                           year.

Retention Payment:         Employer shall pay Employee the sum of $100,000.00
                           on January 31, 2001. If Employee voluntarily terminates his employment within three (3) months after receipt of the Retention Payment, Employee must repay the entire Retention Payment to Employer.


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
Period of Post-Employment  Employee's obligations in Article 6, Section 6.1,
Non-Competition            Post Employment Non-Competition Obligations shall
Obligations                survive the termination of employment and extend
                           through the latest of the following dates, whichever is applicable: (a) Twelve (12) months after Employee's last retention payment of any kind from Employer; or (b) Six (6) months after the last date of Employee's employment with Employer if such employment ends during the Term of this Agreement;
                           or (c) Six (6) months following the expiration of the Term of this Agreement, whichever is applicable.


All of the above terms are subject to Board Approval upon recommendation from the Office of the Chairman, EOTT Energy Corp.


EOTT ENERGY CORP.                                DANA R. GIBBS


By:        /s/  STANLEY C HORTON                     /s/  DANA R. GIBBS
       ---------------------------------         -------------------------------
       Name:    Stanley C. Horton                This ___ day of _________, 2000
             ---------------------------
       Title:  Chairman and CEO
             ---------------------------
       This 2nd day of October, 2000



November 10, 2000


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